Exhibit 99.1

Vertex Acquires Taxamo to Expand Global Commerce and Compliance Solutions

European specialist in tax automation for e-commerce and marketplaces

KING OF PRUSSIA, PA – May 13, 2021 – Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of tax technology solutions, today announced it has acquired Taxamo, a cloud-based pioneer in tax and payment automation for global e-commerce and marketplaces.  Taxamo, headquartered in Ireland, counts many of the leading, high-growth digital service providers among its global customers who rely on its unified platform of integrated capabilities to support indirect tax compliance, with a core focus on online sales, payments, and e-invoicing.

“The fabric of today’s global commerce is more connected and complex than ever before,” said Vertex CEO David DeStefano. “Our mission is to enable every business to transact, comply and grow with confidence. We are incredibly excited to bring these new end-to-end solutions to our customers and partners around the world.”

Taxamo’s cloud-based solutions are purpose-built for today’s global, e-commerce businesses that need to automate compliance and commerce across the entire value chain of cross-border transactions from merchant to seller to payer and revenue authority. Taxamo delivers comprehensive end-to-end solutions for VAT and GST management - from registration to calculation, compliance, invoicing and payment – all on one platform.

“This acquisition supports and accelerates our growth strategies across e-commerce platforms and marketplaces in the enterprise and mid-market in Europe and North America, and among our existing global customers,” added DeStefano. “We also believe the addition of Taxamo opens up entirely new market opportunities as global marketplaces continue to expand, and tax complexity grows across the interconnected supply chain of logistics, shipping, customs and payment platforms.

Taxamo solutions are expected to be integrated into the Vertex cloud portfolio, bringing new capabilities and expanded digital content to Vertex’s large, global customer base. Taxamo founder and CEO John McCarthy joins Vertex in a senior leadership role overseeing the company’s global e-commerce and marketplace strategy.

“We are extremely proud of the company we’ve built over the past 10 years, and I am excited to join such a recognized, trusted leader in tax technology,” said McCarthy. “Taxamo is based on a vision that as the global economy grows, more companies will need to pay more taxes in more countries. This causes challenges for both business and government, and it is these challenges that we have sought to understand and craft innovative solutions for. I’ve gotten to know the Vertex team well over many years, and their values and vision are extremely well aligned with the Taxamo culture and our commitment to customer excellence.”

Transaction Highlights

The purchase price for Taxamo was approximately $200 million in an all-cash transaction.  The acquisition is a strategic opportunity that we believe will provide accretive revenue growth.

Financial Impact

Further details regarding the anticipated financial impact of the acquisition, will be provided on our first quarter 2021 financial results conference call today, May 13, 2021.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for every major line of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,200 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Copyright © 2021 Vertex, Inc. All rights reserved.

Forward Looking Statements

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the risk of adverse and unpredictable macro-economic conditions, the failure to achieve expected synergies and efficiencies of operations between Vertex and Taxamo, the ability of Vertex to successfully integrate the Taxamo business, the loss of any Taxamo customers, the ability to coordinate strategy and resources between Vertex and Taxamo, and the ability of Vertex to retain and motivate key employees of Taxamo. Additional factors that could cause actual results to differ materially from these forward-looking statements are detailed from time to time in the reports Vertex files with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

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Company contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

+1.484.595.6142

Investor Relations contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
+1.610.312.2890